UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               FORM 8-K/A No. 1


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 29, 1995

                      United States Surgical Corporation
            (Exact name of registrant as specified in its charter)

      Delaware                      1-9776                  13-2518270
(State or other jurisdiction     (Commission File      (I.R.S. Employer
of incorporation)                 Number)              Identification Number)

                     150 Glover Avenue, Norwalk, CT 06856
                   (Address of principal executive offices)

                                (203) 845-1000
             (Registrant's telephone number, including area code)




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Item 2.     Acquisition or Disposition of Assets

     On September 29, 1995, Auto Suture Japan Inc., a wholly owned subsidiary of the Company, completed the final closing of the acquisition of certain assets of Century Medical, Inc. ("CMI"). These assets consist of a laparoscopic training center, inventory and other assets. CMI is a wholly owned subsidiary of ITOCHU Corporation and prior to closing was the distributor of the Company's products in Japan. The assets acquired were used by CMI in the conduct of sales of the Company's products in Japan and will be continued to be used by Auto Suture Japan Inc. for such purpose. The Company paid approximately $62 million for the assets in a cash transaction, with an $11 million initial payment during 1995 and with the balance to be paid over six years, interest free. The initial cash payment was funded by cash from the Company's operations; the balance of the payments are expected to be made out of cash flow from operations of Auto Suture Japan Inc. The amount of consideration was determined by reference to a formula in the agreement establishing the distributorship which gave the Company an option to purchase the assets on a predetermined basis.

     Closing of the transaction was originally expected to occur during the first quarter of 1995, but was voluntarily postponed by the Company pending a governmental investigation into CMI's operations unrelated to the sale of the Company's products. In connection with postponing the final closing, an interim agency agreement was entered into, pursuant to which the Company, effective as of April 1, 1995, assumed the risks and rewards of selling its products to third parties in Japan. As of that date, the Company began recognizing CMI's revenues and selling expenses in the Company's consolidated financial statements relative to the sale of the Company's products in Japan.

     Auto Suture Japan Inc. will have a fiscal year end of November 30, the same year end as all other of the Company's international subsidiaries. As a result, Auto Suture Japan's fourth quarter will be only two months in duration and it is estimated that sales for that period will be approximately $8-10 million less than a full three month quarter.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Business Acquired.

     An audited income statement related to the sales of the Company's products by CMI, for CMI's fiscal year ended March 31, 1995, was filed by the Company with its Form 8-K Report filed on July 10, 1995. No audited balance sheet has been or will be prepared and filed since it is not possible to develop an audited balance sheet that relates solely to the distribution network of CMI for the Company's products. The assets acquired in the acquisition are reflected in the Company's balance sheet at September 30, 1995 as filed in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1995.

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(b)   Pro Forma Financial Information.

(1) Description of Unaudited Pro Forma
Consolidated Condensed Financial Statements                             4

(2) Unaudited Pro Forma Consolidated Condensed
Statement of Income for the nine months ended September 30, 1995        5


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
               Description of Unaudited Pro Forma Consolidated
                       Condensed Financial Information

This amendment provides the pro forma financial information required pursuant to Article II of Regulation S-X for the period ending September 30, 1995 which was not included in the Company's Form 8-K Report filed on October 7, 1995 since the results for the period were not determinable at such time. Unaudited pro forma financial information relating to the acquisition and for the periods ending December 31, 1994 and March 31, 1995, including pro forma income statements and a pro forma balance sheet, was filed with the Company's Form 8-K Report filed on July 10, 1995. The acquisition is reflected in the Company's balance sheets filed as a part of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1995 and a pro forma balance sheet is not required herein. Such pro forma consolidated financial information filed on July 10, 1995 was based upon available information and certain assumptions believed by management to be reasonable, and excluded nonrecurring costs associated with the acquisition, the amounts of which
could not be determined prior to closing.   The results in such previously
filed pro forma consolidated financial information do not vary materially based on information available as of closing.

The Unaudited Pro Forma Consolidated Condensed Statements of Income filed herewith for the nine month period ended September 30, 1995 give effect to the acquisition accounted for under the purchase method of accounting. The Unaudited Pro Forma Consolidated Condensed Financial Information is based upon the historical Consolidated Financial Statements of United States Surgical Corporation and Subsidiaries and the Century Medical, Inc. Surgical Division under certain assumptions, and include pro forma adjustments as set forth in the accompanying financial information.

Such Unaudited Pro Forma Consolidated Condensed Statements of Income for the nine month period ended September 30, 1995 combine the income statements of the Company for the applicable periods with the income statements of the acquired business for the nine months ended September 30, 1995.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The Pro Forma Consolidated Condensed Financial Information may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or that may be obtained in the future, due to the hypothetical nature of the pro forma information.


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
01-Nov-95

             UNITED STATES SURGICAL CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                 (UNAUDITED)
                        ($000's except per share data)

                                            Operations
                              Registrant     Acquired      Pro Forma     Pro Forma
                           9 Months Ended  3 Months Ended  Adjustments  Quarter Ended
                              09/30/95       03/31/95        dr(cr)       09/30/95
-------------------------------------------------------------------------------------
Net Sales                     $759,000       $30,200       $11,700 (1)     $777,500
                              --------       -------       -------         --------

Costs and Expenses:
    Cost of products sold      337,200        16,200       (11,700)(1)      340,200
                                                            (1,500)(2)
    Research and development    33,000                                       33,000
    SG&A expenses              308,900         9,900           900 (3)      319,700
    Interest                    15,800                       1,300 (4)       17,100
                              --------       -------       -------         --------
    Total costs and expenses   694,900        26,100       (11,000)         710,000
                              ========       =======       =======         ========

Income before income taxes     694,100         4,100           700           67,500
Income taxes                     4,700         2,200          (400)(5)        6,500
                              --------       -------       -------         --------
Net income                     $59,400         1,900           300           61,000

Preferred stock dividends       14,600                                       14,600
                              --------       -------       -------         --------
Net income applicable to
common stock                   $44,800        $1,900          $300          $46,400
                              ========       =======       =======         ========
Average number of common
shares outstanding              56,900                                       56,900
                              --------       -------       -------         --------
Net income per common share      $0.79                                        $0.82
                              ========       =======       =======         ========

Pro Forma Adjustments

1. To eliminate intercompany sales of products.
2. To eliminate commissions paid by Century Medical to Itochu Corporation based on sales/purchases of USSC products.
3. To recognize amortization expense over a 10-25 year life related to approximately $24 million of intangible assets.
4. To recognize imputed interest expense related to 5.1 billion yen note payable to Century Medical, Inc. discounted at 4%.
5. Income tax benefit relating to additional expense in Japan.


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

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 UNITED STATES SURGICAL CORPORATION


Date:  November 30, 1995          By: /S/ Howard M. Rosenkrantz
                                     Howard M. Rosenkrantz
                                     Senior Vice President, Finance and
                                     Chief Financial Officer
                                     (Principal Financial Officer)


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